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PARTICIPANT ENROLLMENT/INVESTMENT                                       [LOGO OF BRIGHTHOUSE FINANCIAL]
SELECTION

Brighthouse Life Insurance Company                         [LOGO]  THIS FORM MUST BE SIGNED IN
(Brighthouse Financial)                                            SECTION 8 (AND 9 FOR NEW ENROLLMENT)

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HOW TO SUBMIT THIS FORM:    REGULAR MAIL:               EXPRESS MAIL ONLY:                 FAX:
Please send us the entire   Brighthouse Financial       Brighthouse Financial              877-549-5835
form by mail.               PO Box 10356                4700 Westown Parkway, Suite 200
                            Des Moines, IA 50306-0356   West Des Moines, IA 50266

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SECTION 1: INSTRUCTIONS AND TYPE OF REQUEST

Please check the appropriate box below for new enrollment, address change, salary deferral change, or investment election change. If this is an initial enrollment, complete sections 1 through 9. If this is an address change, complete sections 1, 2, 3 and 8. If this is a salary deferral change, complete sections 1, 2, 5 and 8. If this is an investment selection change, complete sections 1, 2, 7 and 8. Be sure to enter your account number and to sign this form upon completion.

[_] New enrollment   [_] Salary deferral change  [_] Investment election change  [_] Address change

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SECTION 2: CONTRACT INFORMATION

Plan name (REQUIRED)                                                       Case number

-------------------------------------------------------------------------  ----------------------------

EMPLOYEE
First name                  Middle name                     Last name

--------------------------  ------------------------------  -------------------------------------------

Social Security number      Contract number (IF APPLICABLE)
--------------------------  --------------------------------

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SECTION 3: GENERAL INFORMATION

Street Address                      City                        State           ZIP

----------------------------------  --------------------------  --------------  -----------------------
Phone number    Date of birth (MM/DD/YYYY)    Date of hire (MM/DD/YYYY)    Plan entry date (MM/DD/YYYY)

--------------  ----------------------------  ---------------------------  ----------------------------
Email address (OPTIONAL)                                                   Sex
_________________________________________________________________________  [_] Male   [_] Female

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SECTION 4: ROTH DEFERRAL SOURCE ELECTION (NOTE: CONSULT YOUR PLAN SPONSOR OR TRUSTEE TO DETERMINE
WHETHER A ROTH DEFERRAL SOURCE IS AVAILABLE WITH YOUR PLAN.)

[_] I elect to add a Roth deferral source
    NOTE: IF YOU ARE CHECKING THIS BOX, PLEASE COMPLETE SECTION 5

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SECTION 5: SALARY DEFERRAL INFORMATION

I agree that my pay will be reduced by the amount or percentage I have indicated below, and that these dollars will be contributed to the Plan. This agreement will continue to be effective while
I am employed unless I change or terminate it. I acknowledge that I have read this entire agreement, understand it and agree to its terms.

[_] I elect to defer* _______% or $_______ of my compensation (DO NOT COMPLETE BOTH) per pay period.

[_] I wish to change my deferral* to _______% or $_______ of my compensation (DO NOT COMPLETE BOTH)
    per pay period.

[_] I decline to defer.

    Date effective: _________________

*TYPE OF DEFERRAL (SELECT ONE OF THE FOLLOWING IN ACCORDANCE WITH MY PLAN):

[_] EMPLOYEE DEFERRAL

[_] ROTH EMPLOYEE SALARY REDUCTION

[_] SPLIT DEFERRAL ELECTION:

    [_] _______% of my compensation as Employee Deferral, AND _______% of my compensation as Roth
        Employee Salary Reduction OR

    [_] $_______ as Employee Deferral, AND $_______ as Roth Employee Salary Reduction.

[_] In accordance with my plan, I wish to take advantage of the special catch-up contribution for the 20____ plan year.

NOTE TO PARTICIPANTS IN QUALIFIED PLANS

While annual plan contribution limits may be increased from time to time by Congress and the IRS for federal income tax purposes, these limits may need to be adopted by each state for the higher limits to be effective at a state income tax level. In other words, permissible contribution limits for income tax purposes may be different at the federal level from your state's income tax laws.

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SECTION 6: REPLACEMENT INFORMATION (MUST BE COMPLETED)

a.  Do you have any existing life insurance policies or annuity contracts?      [_] Yes   [_] No

b.  Will the proposed annuity replace, discontinue, or change any existing
    policy or contract?                                                         [_] Yes   [_] No

    IF "YES" TO EITHER, ENSURE THAT ANY APPLICABLE DISCLOSURE AND REPLACEMENT FORMS ARE ATTACHED.
    REPLACEMENT INCLUDES ANY SURRENDER, LOAN, WITHDRAWAL, LAPSE, REDUCTION IN OR REDIRECTION OF
    PAYMENTS ON AN ANNUITY OR LIFE INSURANCE CONTRACT IN CONNECTION WITH THIS ENROLLMENT FORM.

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SECTION 7: INVESTMENT SELECTION INFORMATION (CONSULT YOUR PLAN SPONSOR OR TRUSTEE TO DETERMINE
WHAT CONTRIBUTION TYPES ARE AVAILABLE WITH YOUR PLAN. NOTE: SAFE HARBOR CONTRIBUTIONS ARE
INTENDED TO SATISFY TAX CODE NONDISCRIMINATION RULES.)

Please print the name(s) of the funding/investment option(s) to which your allocations should be directed, and the appropriate percentage(s).

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I elect to have my plan contributions under the above Qualified Plan applied as follows:

                                      Employee Salary Reduction    Employer Matching and Other
                                                                                    All other    Rollover from
  Funding/Investment Option Name                        Roth                        employer     IRA or another
            or Code                  Tax Deferred   (AFTER-TAX)     Safe Harbor   contributions  employer plan
----------------------------------   ------------  --------------  -------------  -------------  --------------
                                                %               %              %              %               %
                                                %               %              %              %               %
                                                %               %              %              %               %
                                                %               %              %              %               %
                                                %               %              %              %               %
                                                %               %              %              %               %
                                                %               %              %              %               %
                                                %               %              %              %               %
                                                %               %              %              %               %
                                                %               %              %              %               %
                                                %               %              %              %               %
                                                %               %              %              %               %
                                                %               %              %              %               %
                                                %               %              %              %               %
                                                %               %              %              %               %
                                                %               %              %              %               %
                                                %               %              %              %               %
                                                %               %              %              %               %
                                                %               %              %              %               %
                                                %               %              %              %               %
                                                %               %              %              %               %
Options selected above are subject
to plan provisions.                          100%            100%           100%           100%            100%

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SECTION 8: REQUIRED SIGNATURES

(a) Notice to Participant

    ALABAMA, ARKANSAS, DISTRICT OF COLUMBIA, LOUISIANA, NEW MEXICO, OHIO, RHODE ISLAND AND  WEST VIRGINIA
    RESIDENTS ONLY: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

    COLORADO RESIDENTS ONLY: It is unlawful to knowingly provide false, incomplete or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company.
    Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the
    Colorado Division of Insurance within the Department of Regulatory Agencies.

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     FLORIDA RESIDENTS ONLY: Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

     KENTUCKY RESIDENTS ONLY: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

     MAINE, TENNESSEE, AND WASHINGTON RESIDENTS ONLY: IT IS A CRIME TO KNOWINGLY PROVIDE FALSE, INCOMPLETE OR MISLEADING INFORMATION TO AN INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING THE COMPANY. PENALTIES MAY INCLUDE IMPRISONMENT, FINES OR A DENIAL OF INSURANCE BENEFITS.

     MAINE RESIDENTS ONLY: A Premium Tax may be assessed. The State Premium Tax is currently 2%.

     MARYLAND RESIDENTS ONLY: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

     NEW JERSEY RESIDENTS ONLY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

     OKLAHOMA RESIDENTS ONLY: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

     KANSAS AND OREGON RESIDENTS ONLY: Any person who knowingly presents a materially false statement in an application for insurance may be guilty of a criminal offense and may be subject to penalties under state law.

     PENNSYLVANIA RESIDENTS ONLY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

     PUERTO RICO RESIDENTS ONLY: Any person who knowingly and with the intention to defraud includes false information in an application for insurance or files, assists or abets in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony and if found guilty shall be punished for each violation with a fine of no less than five thousand dollars ($5,000), not to exceed ten thousand dollars ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5) years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

     VIRGINIA RESIDENTS ONLY: ANY PERSON WHO, WITH THE INTENT TO DEFRAUD OR KNOWING THAT HE IS FACILITATING A FRAUD AGAINST AN INSURER, SUBMITS AN APPLICATION OR FILES A CLAIM CONTAINING A FALSE OR DECEPTIVE STATEMENT MAY HAVE VIOLATED THE STATE LAW.

(b)  Signature(s)

     BY SIGNING BELOW, I ACKNOWLEDGE THAT I AM ELECTING TO ENROLL IN MY EMPLOYER'S PLAN FUNDED BY A BRIGHTHOUSE VARIABLE ANNUITY, AND I HAVE RECEIVED PORTFOLIO UPDATES FOR THE FUNDING/INVESTMENT OPTIONS IN MY EMPLOYER'S PLAN.

     I hereby represent my answers to the above questions are correct and true to the best of my knowledge and belief. I have received the current prospectus for the Brighthouse Retirement Perspectives and all required fund prospectuses. I understand that as required by law the Brighthouse Retirement Perspectives Variable Annuity restricts distribution of my 403(b) contributions and earnings on them until I am 591/2, except under certain special situations. This does not restrict tax free transfers to other funding vehicles. I ALSO UNDERSTAND THAT MY 403(A) AND 403(B) CONTRIBUTIONS AND EARNINGS MAY BE RESTRICTED AS DEFINED IN THE PLAN DOCUMENTS.

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I ACKNOWLEDGE CONTRACT/CERTIFICATE VALUES AND BENEFITS BASED ON THE SEPARATE ACCOUNT ASSETS
ARE NOT GUARANTEED AND WILL DECREASE OR INCREASE WITH INVESTMENT EXPERIENCE.

Note: FATCA, as mentioned below, refers to the Foreign Account Tax Compliance Act.

US TAX CERTIFICATION

UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

1.  THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER, AND

2. I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE
    (IRS) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING, AND

    (IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN, YOU MUST CROSS OUT AND INITIAL THIS ITEM.)

3.  I AM A U.S. CITIZEN OR OTHER U.S. PERSON, AND

4. I AM NOT SUBJECT TO FATCA REPORTING BECAUSE I AM A U.S. PERSON AND THE ACCOUNT IS LOCATED WITHIN THE UNITED STATES.

    (IF YOU ARE NOT A U.S. CITIZEN OR OTHER U.S. PERSON FOR TAX PURPOSES, PLEASE CROSS OUT THE LAST TWO CERTIFICATIONS AND COMPLETE APPROPRIATE IRS DOCUMENTATION.)

    THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

 SIGN   Signature of Employee                                               Date (MM/DD/YYYY)
 HERE   __________________________________________________________________  _________________

THE TRANSACTIONS REQUESTED ON THIS FORM CONFORM TO THE TERMS OF THE EMPLOYER'S WRITTEN PLAN
AND THE PROVISIONS OF APPLICABLE LAW. I AM AUTHORIZED TO PROVIDE THIS STATEMENT ON BEHALF
OF THE PLAN.

First name                    Middle name                  Last name
_____________________________________________________________________________________________
Title                                                                       Phone number
__________________________________________________________________________  _________________
 SIGN   Signature of Trustee or Plan Administrator (AS APPLICABLE)          Date (MM/DD/YYYY)
 HERE   __________________________________________________________________  _________________

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SECTION 9: REPORT OF SALE (TO BE COMPLETED BY MARKETING REPRESENTATIVE)

a. Does the participant have any existing life insurance policies or
   annuity contracts?                                                     [_]  Yes   [_] No

b. Will the proposed annuity replace, discontinue, or change any
   existing policy or contract?                                           [_]  Yes   [_] No

   IF "YES" TO EITHER, ENSURE THAT ANY APPLICABLE DISCLOSURE AND REPLACEMENT FORMS ARE ATTACHED. REPLACEMENT INCLUDES ANY SURRENDER, LOAN, WITHDRAWAL, LAPSE, REDUCTION IN OR REDIRECTION OF PAYMENTS ON AN ANNUITY OR LIFE INSURANCE CONTRACT IN CONNECTION WITH THIS ENROLLMENT FORM.

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c. Statement of Representative

   o  All answers are correct to the best of my knowledge.

   o  I have provided the participant with Brighthouse Financial Notice of Privacy Policies and
      Practices, prior to or at the time he/she completed the enrollment form.

   o  I have also delivered a current Brighthouse Retirement Perspectives prospectus and all required fund prospectuses.

   o  I am properly FINRA registered and licensed in the state where the participant signed this enrollment form.

   o  In each case where Brighthouse Financial is sponsored or endorsed by an association (OR PAYS
      SUCH ASSOCIATION FOR MARKETING/COMMUNICATIONS SUPPORT OR FOR PARTICIPATING IN ASSOCIATION
      EVENTS), and I am enrolling or selling to an employee of such association (OR TO AN EMPLOYEE
      WHOSE EMPLOYER IS A MEMBER OF SUCH ASSOCIATION), I have provided the employee with the approved Member Access and Communication Disclosure form specific for such case.


REGISTERED REPRESENTATIVE NAME

First name                        Middle name                       Last name
________________________________  ________________________________  _______________________________
Phone number                      Social Security number (LAST 4)   DAI/License number
________________________________  ________________________________  _______________________________

 SIGN   Signature of Representative                                 Date (MM/DD/YYYY)
 HERE   __________________________________________________________________  _______________________


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